STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

(in 000's, except per share amounts)

                           Fourth Quarter Ended                Year Ended
                      Jan. 3, 1998    Dec. 28, 1996    Jan. 3, 1998   Dec. 28, 1996

Weighted average
 shares outstanding      46,673           47,564          47,483         47,515

Effect of dilutive
 securities               1,375             1,840          1,392          1,812
                     -------------     -------------    -----------   -------------
Shares for
 diluted EPS             48,048            49,404         48,875         49,327
                     =============     =============    ===========   =============

Income from
 continuing operations  $18,930               $178       $70,771        $52,225
                     =============     =============    ===========   =============

Per share amounts:

   Basic                  $0.41              $0.00         $1.49          $1.10
                     =============     =============    ===========   =============

   Diluted                $0.39               $0.00        $1.45          $1.06
                     =============     =============    ===========   =============
